As filed with the Securities and Exchange Commission on November 27, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Taiwan Liposome Company, Ltd.

(Exact name of registrant as specified in its charter)

Republic of China	Not Applicable
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

Taiwan Liposome Company, Ltd. 11F-1, No. 3 Yuanqu Street Nangang District, Taipei City, Taiwan 11503	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

2013 First Employee Stock Option Issuance and Share Subscription Plan

2014 Employee Stock Option Issuance and Share Subscription Plan

2015 Employee Stock Option Issuance and Share Subscription Plan

2018 Employee Stock Option Issuance and Share Subscription Plan

(Full titles of the plans)

George Yeh

TLC Biopharmaceuticals, Inc.

(a wholly-owned subsidiary of the registrant)

432 North Canal Street, #20

South San Francisco, California 94080

(650) 872-8816

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Charles S. Kim Robert W. Phillips James Lu David Peinsipp Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000	Jacqueline Fu K&L Gates No. 95, Section 2, Dunhua South Road, Da’an District, Taipei City, Taiwan 106 Republic of China +886 2 2326 5125

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered(1)	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2013 First Employee Stock Option Issuance and Share Subscription Plan (Common shares, NT$10 par value per share)	171,000(3)	$8.18(7)	$1,398,780.00(7)	$169.54
2014 Employee Stock Option Issuance and Share Subscription Plan (Common shares, NT$10 par value per share)	1,057,131(4)	$7.41(7)	$7,833,340.71(7)	$949.41
2015 Employee Stock Option Issuance and Share Subscription Plan (Common shares, NT$10 par value per share)	1,163,454(5)	$5.08(7)	$5,910,346.32(7)	$716.34
2018 Employee Stock Option Issuance and Share Subscription Plan (Common shares, NT$10 par value per share)	1,360,000(6)	$3.27(7)	$4,447,200.00(7)	$539.01
2018 Employee Stock Option Issuance and Share Subscription Plan (Common shares, NT$10 par value per share)	415,000(8)	$3.0975(9)	$1,285,462.50(9)	$155.80
TOTAL	4,166,585	—	$20,875,129.53	$2,530.10

(1)

These common shares, par value NT$10 per share (“Common Shares”), may be represented by the American Depositary Shares (“ADSs”) of Taiwan Liposome Company, Ltd. (the “Registrant”), each of which represents two Common Shares. The Registrant’s ADSs issuable upon deposit of the Common Shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-223303).

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Common Shares that become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of Common Shares.

(3)

Represents shares of the Common Shares reserved for issuance upon the exercise of outstanding options granted under the Registrant’s 2013 First Employee Stock Option Issuance and Share Subscription Plan.

(4)	Represents shares of the Common Shares reserved for issuance upon the exercise of outstanding options granted under the Registrant’s 2014 Employee Stock Option Issuance and Share Subscription Plan.
(5)	Represents shares of the Common Shares reserved for issuance upon the exercise of outstanding options granted under the Registrant’s 2015 Employee Stock Option Issuance and Share Subscription Plan.
(6)

Represents shares of the Common Shares reserved for issuance upon the exercise of outstanding options granted under the Registrant’s 2018 Employee Stock Option Issuance and Share Subscription Plan (“2018 Plan”).

(7)

Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are calculated using a weighted-average exercise price for such shares (rounded up to the nearest cent), expressed in U.S. dollars based on the noon buying rate in The City of New York for cable transfers in NT dollars per U.S. dollar as certified for customs purposes by the Federal Reserve Bank of New York on November 16, 2018 (NT$30.80=$1.00).

(8)	Represents shares of the Common Shares reserved for future grant under the 2018 Plan.
(9)

Estimated pursuant to Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low prices of the Registrant’s ADSs as reported on The Nasdaq Global Market on November 23, 2018 divided by two, the Common Share-to-ADS ratio.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by it with the Commission:

(a)

the Registrant’s prospectus filed with the Commission on November 26, 2018 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form F-1, as amended (File No. 333-223090), which contains audited financial statements for the Registrant’s latest fiscal year, for which such statements have been filed; and

(b)

the descriptions of the Registrant’s American Depositary Shares and Common Shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38746) filed with the Commission on November 15, 2018, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Under no circumstances shall any information furnished on a Form 6-K be deemed incorporated herein by reference unless such Form 6-K expressly provides to the contrary.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The registrant maintains liability insurance to insure directors, officers and statutory auditors against certain liabilities arising out of their performance of duties during their tenure. The underwriting agreement the registrant has entered into in connection with the offering of ADSs registered pursuant to the registration statement on Form F-1, as amended (File No. 333-223090) provides that the underwriters will indemnify, under certain conditions, the registrant’s board of directors and its officers against certain liabilities arising in connection with the offering of the ADSs.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description

4.1	Articles of Incorporation of Taiwan Liposome Company, Ltd. (English translation) (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1/A (File No. 333-223090), filed with the Commission on September 17, 2018).

4.2	Deposit Agreement (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1/A (File No. 333-223090), filed with the Commission on November 14, 2018).

4.3	Form of American Depositary Receipt (included in Exhibit 4.2).

4.4	2013 Employee Stock Option Issuance and Share Subscription Plan of Taiwan Liposome Company, Ltd. (English translation) (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-223090), filed with the Commission on February 16, 2018).

4.5	2014 Employee Stock Option Issuance and Share Subscription Plan of Taiwan Liposome Company, Ltd. (English translation) (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form F-1 (File No. 333-223090), filed with the Commission on February 16, 2018).

4.6	2015 Employee Stock Option Issuance and Share Subscription Plan of Taiwan Liposome Company, Ltd. (English translation) (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form F-1 (File No. 333-223090), filed with the Commission on February 16, 2018).

4.7	2018 Employee Stock Option Issuance and Share Subscription Plan of Taiwan Liposome Company, Ltd. (English translation) (incorporated herein by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form F-1/A (File No. 333-223090), filed with the Commission on September 17, 2018).

5.1	Opinion of K&L Gates.

23.1	Consent of PricewaterhouseCoopers, Taiwan, an independent registered public accounting firm.

23.2	Consent of K&L Gates (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Taipei City, Taiwan, Republic of China on November 27, 2018.

Taiwan Liposome Company, Ltd.

By:	/s/ Keelung Hong
Keelung Hong, Ph.D.
Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George Yeh and Nicole Lin, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Keelung Hong	Chief Executive Officer and Chairman (Principal Executive Officer)	November 27, 2018
Keelung Hong, Ph.D.

/s/ Nicole Lin	Vice President in Finance and Administration (Principal Financial and Accounting Officer)	November 27, 2018
Nicole Lin, M.B.A.

/s/ Hong-Jen Chang	Director	November 27, 2018
Hong-Jen Chang, M.D. (representing Taiwan Global Biofund)

/s/ Shieh-Shung Tom Chen	Director	November 27, 2018
Shieh-Shung Tom Chen, Ph.D.

/s/ Anupam Dalal	Director	November 27, 2018
Anupam Dalal, M.D., M.B.A. (representing Burrill Life Sciences Capital Fund III, L.P.)

/s/ May Kang	Director	November 27, 2018
May Kang, M.B.A

/s/ Chan Yu Lee	Director	November 27, 2018
Chan Yu Lee (representing Chang Xiang Investment Company, Ltd.)
/s/ Moun-Rong Lin	Director	November 27, 2018
Moun-Rong Lin, M.B.A.

/s/ Beatrice Liu	Director	November 27, 2018
Beatrice Liu, Ph.D.

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Taiwan Liposome Company, Ltd. has signed this registration statement or amendment thereto on November 27, 2018.

TLC Biopharmaceuticals, Inc.

By:	/s/ George Yeh
Name: George Yeh
Title: President